Exhibit 99.1

Oplink Reports Fourth Quarter and Fiscal 2009 Financial Results

Fremont, Calif., — August 6, 2009 — Oplink Communications, Inc. (Nasdaq: OPLK), a leading provider of photonic components, intelligent modules and subsystem solutions, today reported financial results for its fourth quarter and fiscal year ended June 30, 2009.

Revenue for the fourth quarter was $32.4 million, up from revenue of $30.8 million reported for the third quarter of fiscal 2009. GAAP net income for the quarter was $249,000, or $0.01 per diluted share. This compares to a GAAP net loss of $114,000, or $(0.01) per share, reported for the third quarter of fiscal 2009.

Non-GAAP net income for the fourth quarter was $3.1 million, or $0.15 per diluted share, which excludes $1.2 million in stock-based compensation, $952,000 in amortization of intangibles and $725,000 in loss on sale of assets. This compares to non-GAAP net income of $2.1 million, or $0.10 per diluted share, reported for the prior quarter.

Oplink closed fiscal year 2009 with cash, cash equivalents, and short and long-term investments of $168.7 million, an increase of $11.5 million over the prior quarter.

Total revenue for fiscal year 2009 was $143.7 million, compared to revenue of $176.3 million reported in fiscal 2008. GAAP net loss for the year was $13.8 million, or $(0.67) per share. This compares to a GAAP net loss of $6.8 million, or $(0.31) per share, reported for fiscal year 2008.

Non-GAAP net income for fiscal year 2009 was $11.0 million, or $0.52 per diluted share, which excludes $5.4 million in stock-based compensation, $3.8 million in amortization of intangibles, $4.1 million in provision for excess and obsolete inventory, $10.8 million in impairment charge and other costs and $725,000 in loss on sale of assets. This compares to non-GAAP net income of $13.9 million, or $0.63 per diluted share, reported for the prior year.

“Reacting to the market downturn, Oplink has successfully executed plans to enhance our competitiveness,” commented Joe Liu, President and CEO of Oplink. “We have focused on improving our global operational efficiencies and cost structure, and we are selectively investing in next-generation platform technology upgrades. Although order visibility is still somewhat limited, we believe that with existing lean inventory levels at our customers, modest growth in telecommunications spending and upside potential from new design wins, we are poised to gain additional market share,” concluded Mr. Liu.

September Quarter 2009 Business Outlook

For the first quarter of fiscal 2010, ending September 30, 2009, the Company expects to report revenues of between $30 million and $34 million and GAAP net income per diluted share of approximately $0.02 to $0.08. On a non-GAAP basis, excluding stock-based compensation, amortization of intangible assets and other non-cash or non-recurring charges, if any, the Company expects earnings per diluted share for the quarter ending September 30, 2009 of approximately $0.13 to $0.19.

Conference Call Information for Thursday, August 6, 2009

The Company will host a conference call and live webcast at 2:00 p.m. Pacific Time today, August 6, 2009. To access the conference call, dial 888-846-5003 or 480-629-9856 (outside the U.S. and Canada). The webcast will be available live on the Investor Relations section of the Company’s corporate website at http://investor.oplink.com and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 4:00 p.m. Pacific Time on August 6, 2009 until 11:59 p.m. Pacific Time on August 13, 2009, by dialing 800-406-7325 or 303-590-3030 (outside the U.S. and Canada) and entering pass code 4123158#.

Non-GAAP Financial Measures

In this earnings release and during the earnings conference call and webcast as described above, Oplink will discuss certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. A reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables. Oplink believes that, while these non-GAAP measures are not a substitute for GAAP results, they provide a basis for evaluating the Company’s cash requirements for ongoing operating activities. These non-GAAP measures have been reconciled to the nearest GAAP measure as required under Securities and Exchange Commission rules.

About Oplink

Incorporated in 1995, Oplink is a leading provider of design, integration and optical manufacturing solutions (OMS) for optical networking components, modules and subsystems. The Company offers advanced and cost-effective optical-electrical components and subsystem manufacturing through its facilities in Zhuhai and Shanghai, China. In addition, Oplink maintains optical-centric front-end design, application, and customer service functions at its offices in Fremont and Calabasas, California and has research facilities in Zhuhai and Wuhan, China and Hsinchu Science-Based Industrial Park in Taiwan. The Company’s customers include telecommunications, data communications and cable TV equipment manufacturers around the globe. Oplink is committed to providing fully customized, Photonic Foundry services incorporating its subsystems manufacturing capabilities. To learn more about Oplink, visit its web site at: http://www.oplink.com/.

Cautionary Statement

This news release contains forward-looking statements, including without limitation the guidance given for anticipated results for the first quarter of fiscal year 2010 and the statements regarding our belief as to lean inventory levels at our customers, modest growth in telecommunications spending, upside potential from new design wins, and our ability to grow and gain additional market share, that involve risks and uncertainties that may cause results to differ substantially from expectations. These risks include, but are not limited to, the potential for a sustained continuation and/or worsening of the current downturn in the telecommunications industry or the overall economy in the United States and other parts of the world, possible reductions in customer orders, Oplink’s reliance upon third parties to supply components and materials for its products, intense competition in Oplink’s target markets and potential pricing pressure that may arise from changing supply or demand conditions in the industry, and other risks detailed from time to time in Oplink’s periodic reports filed with the Securities and Exchange Commission, including the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

The foregoing information represents Oplink’s outlook only as of the date of this press release, and Oplink undertakes no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Investor Relations:

Erica Abrams
415-217-5864
erica@blueshirtgroup.com

Matthew Hunt
415-489-2194
matt@blueshirtgroup.com

###

(TABLES TO FOLLOW)

OPLINK COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	June 30,
	2009	2008
	(unaudited)	(1)

ASSETS
Current assets:
Cash and cash equivalents	$49,702	$72,001
Short-term investments	115,774	50,077
Accounts receivable, net	29,023	34,200
Inventories	10,031	27,950
Prepaid expenses and other current assets	2,648	4,949

Total current assets	207,178	189,177

Long-term investments	3,180	20,003
Property, plant and equipment, net	30,318	34,206
Goodwill and intangible assets, net	8,848	23,487
Other assets	423	1,867

Total assets	$249,947	$268,740

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,580	$16,014
Accrued liabilities and other current liabilities	10,688	12,756
Accrued transitional costs for contract manufacturing	160	341
Restructuring accrual	—	370

Total current liabilities	18,428	29,481

Non-current liabilities	3,492	989

Total liabilities	21,920	30,470

Stockholders’ equity	228,027	238,270

Total liabilities and stockholders’ equity	$249,947	$268,740

(1) The June 30, 2008 condensed consolidated balance sheet has been derived from audited consolidated financial statements at that date.

OPLINK COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Years Ended
	June 30	June 30	June 30	June 30
	2009	2008	2009	2008
	(Unaudited)	(Unaudited)	(Unaudited)	(1)

Revenues	$32,364	$37,323	$143,732	$176,253

Cost of revenues:
Cost of revenues	23,009	28,040	110,611	140,539
Stock compensation expense	107	110	459	456

Total cost of revenues	23,116	28,150	111,070	140,995

Gross profit	9,248	9,173	32,662	35,258

Operating expenses:
Research and development	2,275	3,026	10,819	14,393
Sales and marketing	2,057	2,397	8,076	10,501
General and administrative	1,940	3,109	9,639	14,268
Impairment charge and other costs	—	(69)	10,829	626
Transitional costs for contract manufacturing	—	451	—	2,285
Merger fees	—	—	—	5,618
Stock compensation expense	1,100	1,259	4,933	7,475
Amortization of intangible and other assets	412	419	1,648	1,519

Total operating expenses	7,784	10,592	45,944	56,685

Income (loss) from operations	1,464	(1,419)	(13,282)	(21,427)
Interest and other income, net	429	853	3,066	7,518
(Loss) gain on sale/disposal of assets	(740)	(88)	(1,533)	2,305

Income (loss) before minority interest and provision for income taxes	1,153	(654)	(11,749)	(11,604)
Minority interest in loss of consolidated subsidiaries	—	—	—	5,891
Provision for income taxes	(904)	(137)	(2,074)	(1,045)

Net income (loss)	$249	$(791)	$(13,823)	$(6,758)

Net income (loss) per share:
Basic	$0.01	$(0.04)	$(0.67)	$(0.31)

Diluted	$0.01	$(0.04)	$(0.67)	$(0.31)

Shares used in per share calculation:
Basic	20,447	20,700	20,589	21,533

Diluted	20,892	20,700	20,589	21,533

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share amounts)

	Three Months Ended		Years Ended
	June 30	June 30	June 30	June 30
	2009	2008	2009	2008
Reconciliation of GAAP net income (loss) to non-GAAP net income:
Net income (loss), GAAP	$249	$(791)	$(13,823)	$(6,758)

Adjustments to measure non-GAAP:
Related to cost of revenues:
Provision for excess and obsolete inventory	—	891	4,065	7,274
Merger fees	—	—	—	239
Stock compensation expense	107	110	459	456
Amortization of intangible and other assets	540	542	2,162	1,823

Total related to cost of revenues	647	1,543	6,686	9,792

Related to operating expenses:
Impairment charge and other costs	—	(69)	10,829	626
Transitional costs for contract manufacturing	—	451	—	2,285
Merger fees	—	—	—	5,618
Stock compensation expense	1,100	1,259	4,933	7,475
Amortization of intangible and other assets	412	419	1,648	1,519

Total related to operating expenses	1,512	2,060	17,410	17,523

Loss (gain) on sale/disposal of assets	725	—	725	(2,433)
Minority interest in loss of consolidated subsidiaries	—	—	—	(4,217)

Total related to net income (loss)	2,884	3,603	24,821	20,665

Non-GAAP net income	$3,133	$2,812	$10,998	$13,907

Net income per share, non-GAAP:
Basic	$0.15	$0.14	$0.53	$0.65

Diluted	$0.15	$0.13	$0.52	$0.63

Shares used in per share calculation:
Basic	20,447	20,700	20,589	21,533

Diluted	20,892	21,147	20,992	22,085

Reconciliation of GAAP gross profit to non-GAAP gross profit:
GAAP gross profit	$9,248	$9,173	$32,662	$35,258
Provision for excess and obsolete inventory included in cost of revenues	—	891	4,065	7,274
Merger fees included in cost of revenues	—	—	—	239
Stock compensation expense included in cost of revenues	107	110	459	456
Amortization of intangible and other assets included in cost of revenues	540	542	2,162	1,823

Non-GAAP gross profit	$9,895	$10,716	$39,348	$45,050

GAAP gross margin rate	28.6%	24.6%	22.7%	20.0%
Non-GAAP gross margin rate	30.6%	28.7%	27.4%	25.6%

(1) The condensed consolidated statement of operations for the year ended June 30, 2008 has been derived from audited financial statements at that date.

OPLINK COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Years Ended
	June 30	June 30
	2009	2008
	(Unaudited)	(1)
Cash flows from operating activities:
Net loss	$(13,823)	$(6,758)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	7,070	7,107
Inventory adjustments	4,065	7,274
Amortization of intangible assets	3,810	3,342
Stock compensation expense	5,392	7,931
Loss (gain) on sale/disposal of assets	1,533	(2,305)
Impairment charge and other costs	10,829	626
Minority interest in loss of consolidated subsidiaries	—	(5,891)
Other	(976)	(62)
Change in assets and liabilities	14,182	(3,545)

Net cash provided by operating activities	32,082	7,719

Cash flows from investing activities:
Net (purchases) sales of investments	(48,548)	47,070
Net (purchases) sales of property and equipment	(3,527)	19,324
Net sales of cost investments	—	4,600
Acquisition of businesses, net of cash acquired	—	(81,445)

Net cash used in investing activities	(52,075)	(10,451)

Cash flows from financing activities:
Proceeds from issuance of common stock	1,670	3,127
Repurchase of common stock	(3,471)	(40,000)

Net cash used in financing activities	(1,801)	(36,873)

Effect of exchange rate changes on cash and cash equivalents	(505)	6

Net decrease in cash and cash equivalents	(22,299)	(39,599)

Cash and cash equivalents, beginning of year	72,001	111,600

Cash and cash equivalents, end of year	$49,702	$72,001

(1) The condensed consolidated statement of cash flows for the year ended June 30, 2008 has been derived from audited financial statements at that date.